Exhibit 99.1

Conn’s, Inc. Reports Results for the Quarter Ended January 31, 2012

BEAUMONT, Texas--(BUSINESS WIRE)--April 3, 2012--Conn’s, Inc. (NASDAQ: CONN), a specialty retailer of consumer electronics, home appliances, furniture, mattresses, computers and lawn and garden products today announced its operating and financial results for the quarter ended January 31, 2012.

Significant items for the fourth quarter of fiscal 2012 include:

  Adjusted diluted earnings per share of $0.34, excluding store closing costs and long-lived asset impairment charges, compared to an adjusted diluted loss per share of $0.00 for the same period in the prior fiscal year;
  Total revenues increased 3.7% to $226.7 million, compared to the same period in the prior fiscal year;
  Same store sales increased 12.1%;
  Adjusted retail gross margin increased 460 basis points to 29.7%;
  Retail segment adjusted operating income, excluding store closing costs and long-lived asset impairment charges, increased to $9.3 million, compared to $2.1 million for the same quarter in the prior fiscal year;
  Credit segment operating income increased to $12.2 million, compared to $6.7 million for the same quarter in the prior fiscal year; and
  The Company increased earnings guidance for fiscal year 2013 to adjusted diluted earnings per share of $1.20 to $1.30.

“We are pleased to report improved profitability in both our credit and retail segments,” stated Theodore M. Wright, the Company’s Chairman and Chief Executive Officer. “Sales and gross margins are increasing. Combined February and March same store sales grew 16.1% and retail gross margin for the first quarter of fiscal 2013 to date is above fourth quarter of fiscal 2012 levels. We are on track with our store opening plans and are looking forward to returning to unit growth after a period of retrenchment.”

Retail Segment Results

The increase in net sales during the quarter was driven by higher average selling prices in all major categories and increased furniture and mattress unit sales. The retail segment’s adjusted retail gross margin increased to 29.7% in the current-year quarter, from 25.1% in the same quarter of the prior year (the retail gross margins presented have been revised to reflect certain vendor rebates that were previously reported as a reduction of advertising expense in Selling, general and administrative expense, as a reduction of Cost of goods sold). The increase in the retail gross margin was driven by an increase in higher-margin furniture and mattress sales as a percent of total product sales, improved product gross margins and increased sales penetration of repair service agreements. During January 2012, the Company closed five underperforming locations, resulting in $5.1 million of store closing costs and long-lived asset impairment charges.

Credit Segment Results

The Company changed its presentation of net charge-offs and the provision for bad debts to be more consistent with finance industry practice. The impact of the change was to reflect the charges for repair service and credit insurance agreements related to credit account charge-offs in net charge-offs and the provision for bad debts. There was no effect on operating income or net income (loss) as a result of the presentation change.

The credit segment’s results, compared to the same quarter in the prior year, were impacted by:

  Reduced portfolio balances since the fourth quarter of fiscal year 2011;
  Rising portfolio interest and fee yield to 18.8% from 18.2% in the prior year period;
  Reductions in servicing costs, as highly re-aged and highly delinquent accounts are being charged off more quickly as a result of the previous changes in charge-off and re-age policies;
  Lower provision for bad debts, as the credit quality of the receivables in the portfolio continues to improve; and
  Reduced borrowing cost, as the Company has a reduced balance of debt outstanding and a lower interest rate paid on outstanding debt.

Given the underwriting and collection practice changes made during the past year, and the change in retail sales trends, the Company expects to see:

  Year-over-year growth in the balance of the credit portfolio, beginning in the second half of fiscal year 2013;
  Interest and fee yield expansion during fiscal year 2013, compared to the prior fiscal year;
  Reduced servicing cost and provision for bad debts, as a result of the improving overall credit quality of the receivables in the portfolio; and
  Lower borrowing cost during the first half of fiscal year 2013, compared to the first half of the prior fiscal year, as the Company expects to have a reduced balance of debt outstanding and a lower interest rate on outstanding debt.

More information on the credit portfolio and its performance may be found in the table included within this press release and in the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

The Company reported net income of $7.7 million, or diluted earnings per share of $0.24 for the fourth quarter of fiscal 2012, compared to a net loss of $3.6 million, or a diluted loss per share of $0.12, for the fourth quarter of fiscal 2011. Adjusted net income, considering the impact of the store closing costs and long-lived asset impairment charges, was $11.0 million, or adjusted diluted earnings per share of $0.34, for the fourth quarter of fiscal 2012.

Capital and Liquidity

As of January 31, 2012, there was $313.3 million, excluding $1.3 million of letters of credit, outstanding under the asset-based loan facility. Additionally, as of January 31, 2012, the Company had $79.1 million of immediately available borrowing capacity, and an additional $56.3 million that could become available upon increases in eligible inventory and customer receivable balances under the borrowing base. As of March 31, 2012, the Company had paid down the balance outstanding under its asset-based loan facility by $43.8 million, leaving $269.5 million outstanding, and increasing immediately available borrowing capacity to approximately $120 million.

Outlook and Guidance

The Company updated earnings guidance for the fiscal year ending January 31, 2013, to diluted earnings per share of $1.20 to $1.30. The following factors were considered in developing the guidance:

  Same stores sales are expected to be up mid- to high-single digits;
  New store openings expected to be between five and seven new locations in new markets;
  Retail gross margin is expected to be between 30.0% and 32.0%;
  The credit portfolio balance is expected to increase;
  The provision for bad debts is expected to be between 5.0% and 6.0% of the average portfolio balance outstanding; and
  Selling, general and administrative expense, as a percent of revenues, is expected to be between 28.5% and 29.5% of total revenues.

Conference Call Information

Conn’s, Inc. will host a conference call and audio webcast today, April 3, 2012, at 10:00 AM, CDT, to discuss its financial results for the quarter ended January 31, 2012. A link to the live webcast, which will be archived for one year, and slides to be referred to during the call will be available at IR.Conns.com. Participants can join the call by dialing 877-754-5302 or 678-894-3020. Additionally, the Company has posted an updated investor presentation to its investor relations web page.

About Conn’s, Inc.

The Company is a specialty retailer currently operating 65 retail locations in Texas, Louisiana and Oklahoma: with 22 stores in the Houston area, 15 in the Dallas/Fort Worth Metroplex, seven in San Antonio, three in Austin, five in Southeast Texas, one in Corpus Christi, four in South Texas, six in Louisiana and two in Oklahoma. The Company’s primary product categories include:

  Home appliances, including refrigerators, freezers, washers, dryers, dishwashers and ranges;
  Consumer electronics, including LCD, LED, 3-D, plasma and DLP televisions, camcorders, digital cameras, Blu-ray and DVD players, video game equipment, portable audio, MP3 players and home theater products;
  Furniture and mattresses, including furniture for the living room, dining room, bedroom and related accessories and mattresses; and
  Home office, including desktop, notebook, netbook and tablet computers, printers and computer accessories.

Additionally, the Company offers a variety of products on a seasonal basis, including lawn and garden equipment, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales. Unlike many of its competitors, the Company provides flexible in-house credit options for its customers, in addition to third-party financing programs and third-party rent-to-own payment plans. In the last three years, the Company financed, on average, approximately 61%, including down payments, of its retail sales under its in-house financing plan.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:

  the Company's growth strategy and plans regarding opening new stores and entering new markets;
  the Company's intention to update, relocate or expand existing stores;
  the effect of closing or reducing the hours of operation of existing stores;
  the Company's estimated capital expenditures and costs related to the opening of new stores or the update, relocation or expansion of existing stores;
  the Company's ability to introduce additional product categories;
  sales trends in the home appliances, consumer electronics and furniture and mattress industries and the Company's ability to respond to those trends;
  changes in product sales or gross margin trends;
  the pricing actions and promotional activities of competitors;
  relationships with the Company's key suppliers;
  changes in outstanding balance, delinquency and loss trends in the receivables portfolio;
  the Company’s ability to offer flexible financing programs;
  changes in the interest and fee yield earned on the receivables portfolio;
  changes in the Company’s underwriting and collection practices and policies;
  changes in the costs to collect the receivables portfolio;
  the Company’s ability to amend, renew or replace its existing credit facilities before the maturity dates of the facilities;
  the Company's ability to fund operations, debt repayment and expansion from cash flow from operations, borrowings on its revolving lines of credit and proceeds from securitizations and from accessing debt or equity markets;
  the ability of the Company to obtain additional funding for the purpose of funding the receivables generated by the Company;
  the ability of the Company to maintain compliance with the covenants in its financing facilities or obtain amendments or waivers of the covenants to avoid violations or potential violations of the covenants;
  reduced availability under the Company’s credit facilities as a result of borrowing base requirements and the impact on the borrowing base calculation of changes in the performance or eligibility of the customer receivables financed by that facility;
  the ability of the financial institutions providing lending facilities to the Company to fund their commitments;
  the effect on borrowing costs of downgrades by rating agencies or changes in laws or regulations on the Company’s financing providers;
  the cost of any amended, renewed or replacement credit facilities;
  interest rates;
  general economic and financial market conditions;
  weather conditions in the Company's markets;
  the outcome of litigation or government investigations;
  changes in the Company's stock price; and
  the actual number of shares of common stock outstanding.

Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Conn's, Inc.
CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except earnings per share)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Revenues
Total net sales	$189,671	$181,908	$653,684	$662,725
Finance charges and other	37,000	36,748	138,618	146,050
Total revenues	226,671	218,656	792,302	808,775
Cost and expenses
Cost of goods and parts sold, including
warehousing and occupancy costs	132,273	136,677	462,020	482,475
Selling, general and administrative expense	62,491	60,902	237,911	239,806
Costs and impairment charges related
to store closings	5,082	2,321	9,115	2,321
Provision for bad debts	10,440	13,912	53,555	51,404
Total cost and expenses	210,286	213,812	762,601	776,006
Operating income	16,385	4,844	29,701	32,769
Interest expense, net	3,978	7,846	22,457	28,080
Costs related to financing facilities
terminated and transactions not completed	-	1,387	-	4,283
Loss from early extinguishment of debt	-	-	11,056	-
Other (income) expense, net	(11)	173	70	340
Income (loss) before income taxes	12,418	(4,562)	(3,882)	66
Provision (benefit) for income taxes	4,717	(984)	(159)	1,138
Net income (loss)	$7,701	$(3,578)	$(3,723)	$(1,072)

Earnings (loss) per share
Basic	$0.24	$(0.12)	$(0.12)	$(0.04)
Diluted	$0.24	$(0.12)	$(0.12)	$(0.04)
Average common shares outstanding
Basic	31,997	29,491	31,860	26,091
Diluted	32,572	29,491	31,860	26,091

Notes:

  Vendor rebates previously reported as a reduction of advertising expense, in Selling, general and administrative expense, have been reclassified and are now reflected as a reduction of Cost of goods sold.
  Previously reported Total net sales, Finance charges and other and Provision for bad debts have been revised to present charges for repair service and credit insurance agreements related to credit account charge-offs in Provision for bad debts.
  Previously reported Earnings per share and Average common shares outstanding amounts have been corrected to retroactively adjust for the impact of the Company’s November 2010 common stock rights offering.
  Previously reported Finance charges and other amounts have been revised to correct the Company’s prior estimates related to its change from recording interest income based on the Rule of 78’s to the interest method.

Conn's, Inc. - Retail Segment
CONDENSED FINANCIAL INFORMATION
(unaudited)
(dollars in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Revenues
Product sales	$173,446	$168,951	$596,360	$608,443
Repair service agreement commissions	12,629	9,179	42,078	37,795
Service revenues	3,596	3,778	15,246	16,487
Total net sales	189,671	181,908	653,684	662,725
Finance charges and other	657	176	1,335	858
Total revenues	190,328	182,084	655,019	663,583
Cost and expenses
Cost of goods sold, including
warehousing and occupancy costs	130,719	135,032	455,493	474,696
Cost of parts sold, including
warehousing and occupancy costs	1,554	1,645	6,527	7,779
Selling, general and administrative expense	48,631	44,765	180,641	175,777
Costs and impairment charges related
to store closings	5,082	2,321	9,115	2,321
Provision for bad debts	121	149	590	817
Total cost and expenses	186,107	183,912	652,366	661,390
Operating income (loss)	4,221	(1,828)	2,653	2,193
Other (income) expense, net	(11)	173	70	340
Segment income (loss) before income taxes	$4,232	$(2,001)	$2,583	$1,853

Retail gross margin	29.7%	24.2%	28.7%	26.5%
Selling, general and administrative expense
as percent of revenues	25.6%	24.6%	27.6%	26.5%
Operating margin	2.2%	(1.0%)	0.4%	0.3%
Number of stores, end of period	65	76	65	76

Conn's, Inc. - Credit Segment
CONDENSED FINANCIAL INFORMATION
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Revenues
Finance charges and other	$36,343	$36,572	$137,283	$145,192
Total revenues	36,343	36,572	137,283	145,192
Cost and expenses
Selling, general and administrative expense	13,860	16,137	57,270	64,029
Provision for bad debts	10,319	13,763	52,965	50,587
Total cost and expenses	24,179	29,900	110,235	114,616
Operating income	12,164	6,672	27,048	30,576
Interest expense, net	3,978	7,846	22,457	28,080
Costs related to financing facilities terminated
and transactions not completed	-	1,387	-	4,283
Loss from early extinguishment of debt	-	-	11,056	-
Segment income (loss) before income taxes	$8,186	$(2,561)	$(6,465)	$(1,787)

Selling, general and administrative expense
as percent of revenues	38.1%	44.1%	41.7%	44.1%
Operating margin	33.5%	18.2%	19.7%	21.1%

MANAGED PORTFOLIO STATISTICS
(dollars in thousands, except average outstanding balance per account)

	Year ended January 31,
	2012	2011	2010	2009

Total accounts	484,169	525,950	551,312	537,957
Total outstanding balance	$643,301	$675,766	$736,041	$753,513
Average outstanding balance per account	$1,329	$1,285	$1,335	$1,401
Weighted average origination credit score of
sales financed	621	624	620	612
Weighted average credit score of
outstanding balances	602	591	586	585
Balance 60+ days delinquent	$55,190	$58,042	$73,391	$55,141
Percent 60+ days delinquent	8.6%	8.6%	10.0%	7.3%
Percent 60-209 days delinquent	8.6%	7.0%	8.3%	6.0%
Percent of portfolio re-aged	13.8%	19.8%	20.2%	18.8%
Weighted average monthly payment rate (YTD)	5.60%	5.37%	5.23%	5.48%
Net charge-off ratio (YTD annualized)	7.5%	7.3%	5.0%	4.4%

Note: The net charge-off ratio for the year ended January 31, 2012, is impacted by the additional $5.9 million charged-off as a result of the charge-off policy change earlier in the fiscal year, which impacted the net charge-off ratio by approximately 90 basis points.

Conn's, Inc.
CONDENSED, CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	January 31,	January 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$6,265	$10,977
Other accounts receivable, net	38,715	30,476
Customer accounts receivable, net	316,385	337,673
Inventories	62,540	82,354
Deferred income taxes	17,111	19,478
Prepaid expenses and other assets	11,994	10,418
Total current assets	453,010	491,376
Non-current deferred income tax asset	9,754	8,009
Long-term customer accounts receivable, net	272,938	285,667
Total property and equipment, net	38,484	46,890
Other assets, net	9,564	10,118
Total assets	$783,750	$842,060
Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt	$726	$167
Accounts payable	44,711	57,740
Accrued compensation and related expenses	7,213	5,477
Accrued expenses	24,482	16,045
Other current liabilities	17,994	22,925
Total current liabilities	95,126	102,354
Long-term debt	320,978	373,569
Other long-term liabilities	14,275	13,240
Total stockholders' equity	353,371	352,897
Total liabilities and stockholders' equity	$783,750	$842,060

NON-GAAP RECONCILIATION OF NET INCOME (LOSS), AS ADJUSTED
AND DILUTED EARNINGS (LOSS) PER SHARE, AS ADJUSTED
(unaudited)
(in thousands, except earnings per share)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Net income (loss), as reported	$7,701	$(3,578)	$(3,723)	$(1,072)
Adjustments:
Costs and impairment charges related to store closings	5,082	2,321	9,115	2,321
Costs related to financing facilities terminated
and transactions not completed	-	1,387	-	4,283
Loss from early extinguishment of debt	-	-	11,056	-
Severance costs	-	-	813	-
Inventory reserve adjustments	-	1,651	4,669	1,651
Charge to record reserves required by the adoption
of troubled debt restructuring accounting guidance	-	-	27,487	-
Reserves previously provided related to accounts
considered restructured under the troubled debt
restructuring accounting guidance	-	-	(13,350)	-
Tax impact of adjustments	(1,789)	(1,886)	(14,006)	(2,906)
Net income (loss), as adjusted	$10,994	$(105)	$22,061	$4,277

Average common shares
outstanding - Diluted	32,572	29,491	31,860	26,091

Earnings (loss) per share - Diluted
As reported	$0.24	$(0.12)	$(0.12)	$(0.04)
As adjusted	$0.34	$(0.00)	$0.69	$0.16

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
OPERATING INCOME (LOSS), AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Operating income (loss), as reported	$4,221	$(1,828)	$2,653	$2,193
Adjustments:
Inventory adjustments	-	1,651	4,669	1,651
Costs and impairment charges related
to store closings	5,082	2,321	9,115	2,321
Operating income, as adjusted	$9,303	$2,144	$16,437	$6,165

NON-GAAP RECONCILIATION OF RETAIL SEGMENT
GROSS MARGIN, AS ADJUSTED
(unaudited)
(dollars in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Product sales, as reported	$173,446	$168,951	$596,360	$608,443
Repair service agreement commissions,
as reported	12,629	9,179	42,078	37,795
	186,075	178,130	638,438	646,238
Cost of goods sold, including warehousing and
occupancy costs, as reported	130,719	135,032	455,493	474,696
Gross Profit, as reported	$55,356	$43,098	$182,945	$171,542
Gross Margin, as reported	29.7%	24.2%	28.7%	26.5%
Adjustments:
Inventory reserve adjustments	-	1,651	4,669	1,651
Gross Profit, as adjusted	$55,356	$44,749	$187,614	$173,193
Gross Margin, as adjusted	29.7%	25.1%	29.4%	26.8%

NON-GAAP RECONCILIATION OF CREDIT SEGMENT
OPERATING INCOME, AS ADJUSTED
(unaudited)
(in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Operating income, as reported	$12,164	$6,672	$27,048	$30,576
Adjustments:
Charge to record reserves required by the
adoption of troubled debt restructuring
accounting guidance	-	-	27,487	-
Reserves previously recorded related to accounts
considered restructured under the troubled debt
restructuring accounting guidance	-	-	(13,350)	-
Operating income, as adjusted	$12,164	$6,672	$41,185	$30,576

Basis for presentation of non-GAAP disclosures:

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), the Company also provides adjusted net income and adjusted earnings per diluted share information. These non-GAAP financial measures are not meant to be considered as a substitute for comparable GAAP measures but should be considered in addition to results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations and the factors and trends affecting the Company’s business. The Company’s management believes these non-GAAP financial measures are useful to financial statement readers because (1) they allow for greater transparency with respect to key metrics the Company uses in its financial and operational decision making and (2) they are used by some of its institutional investors and the analyst community to help them analyze the Company’s operating results.

Conn-F

CONTACT:
Conn’s, Inc., Beaumont
Mike Poppe, (409) 832-1696 Ext. 3294
Chief Financial Officer
or
Investors:
S.M. Berger & Company
Andrew Berger, (216) 464-6400